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Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
(as amended July 16, 2015)

To Tender Shares of Common Stock
Pursuant to the Offer to Purchase Dated July 6, 2015
by
NATIONAL BANK HOLDINGS CORPORATION
of
Up $100,000,000 Shares of its Class A Common Stock
At a Purchase Price Not Less Than $19.60 and Not More Than $22.50 Per Share

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 31, 2015, UNLESS THE TENDER OFFER IS EXTENDED OR WITHDRAWN.

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares, to:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042 (877) 248-6417	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 (877) 248-6417

Description of Shares Tendered

Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on Share Certificate(s))	Shares Surrendered (Attach additional list if necessary)

Certificated Shares**

	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**	Book-Entry Shares Tendered

Total Shares

*	Need not be completed by book-entry stockholders.
**	Unless otherwise indicated, it will be assumed that all shares of common stock represented by certificates described above are being surrendered hereby.

        Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. Deliveries to National Bank Holdings Corporation ("NBHC" or the "Company"), Keefe, Bruyette & Woods, Inc., the dealer manager and information agent for the tender offer (the "Dealer Manager/Information Agent") or to The Depository Trust Company ("DTC," which is hereinafter referred to as the "Book-Entry Transfer Facility") will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

        You should use this Letter of Transmittal if you are tendering physical certificates or are causing the shares to be delivered by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

Please note the following:

        1.     If you want to participate in the tender offer and wish to maximize the chance of having the Company accept for payment shares you are tendering, you should check the box marked "Shares Tendered at Price Determined Pursuant to the Tender Offer" below and complete the other portions of this Letter of Transmittal as appropriate. If you agree to accept the Purchase Price determined by the Company in accordance with the terms of the tender offer, your shares will be deemed to be tendered at the minimum price of $19.60 per share. YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $19.60 PER SHARE.

        2.     If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned "SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER" below and complete the other portions of this Letter of Transmittal as appropriate.

        3.     If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5)

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER," the undersigned tenders shares at the price checked. This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Company in accordance with the terms of the tender offer is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $19.60	☐ $19.70	☐ $19.80	☐ $19.90	☐ $20.00	☐ $20.10	☐ $20.20

☐ $20.30	☐ $20.40	☐ $20.50	☐ $20.60	☐ $20.70	☐ $20.80	☐ $20.90

☐ $21.00	☐ $21.10	☐ $21.20	☐ $21.30	☐ $21.40	☐ $21.50	☐ $21.60

☐ $21.70	☐ $21.80	☐ $21.90	☐ $22.00	☐ $22.10	☐ $22.20	☐ $22.30

☐ $22.40	☐ $22.50

—OR—

(2)
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (SEE INSTRUCTION 5)

        By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER," the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price.

☐
The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $19.60 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

  NOTE: SIGNATURES MUST BE PROVIDED BELOW
  PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
  ODD LOTS
  (See Instruction 6)

        To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐
is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER
(See Instruction 14)

        A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares that you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased, if any are purchased, is:                  shares.

  If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:

☐
The tendered shares represent all shares held by the undersigned.

  SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 7, 8 and 9)

          To be completed ONLY if the check for the Purchase Price of shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue	☐ Check to:
☐ Share certificate(s) to:

Name(s)	(Please Print)
Address:

(Taxpayer Identification No(s).)

☐	(Credit shares delivered by book-entry transfer and not purchased to the account set forth below:

Account Number:

  SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 7, 8 and 9)

          To be completed ONLY if the check for the Purchase Price of shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

Deliver	☐ Check to:
☐ Share certificate(s) to:

Name(s)	(Please Print)
Address(es)

  SIGN HERE
  (Please Complete and Return the Attached Form W-9 below or an applicable Form W-8)

Signature(s) of Owner(s)

Name(s):

(Please Print)

Capacity (full title):

Address:

(Tax Identification or Social Security Number)
(See Form W-9 Included Herewith)

Daytime Area Code and Telephone Number:

Dated:

              (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 7.)

  Guarantee of Signature(s), if required
  (See Instructions 1 and 7)

Name:
(Please Print)

Title:

Name of Firm:

Authorized Signature:

Address:

Area Code and Telephone Number:

Dated:

Ladies and Gentlemen:

        The undersigned hereby tenders to National Bank Holdings Corporation, a Delaware corporation ("NBHC" or the "Company"), the above-described shares of Class A Common Stock, $0.01 par value per share (the "shares"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 6, 2015 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), receipt of which is hereby acknowledged, (which collectively with this Letter of Transmittal, as amended or supplemented from time to time, constitute the "tender offer"). The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements.

        Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

        (1)   deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company;

        (2)   present such shares for transfer and cancellation on the books of the Company; and

        (3)   receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

        The undersigned understands, upon the terms and subject to the conditions of the tender offer, the Company will determine a single per share purchase price (the "Purchase Price"), not less than $19.60 and not greater than $22.50 per share, that will allow it to purchase that number of shares having an aggregate purchase price of $100.0 million, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer. The undersigned understands that the Company will select the lowest Purchase Price (in multiples of $0.10) within the price range specified above that will allow the Company to purchase that number of shares having an aggregate purchase price of $100.0 million, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer, at a price not less than $19.60 and not greater than $22.50 per share in the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law and regulation. The undersigned understands that all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer, including its proration provisions, "odd lot" provisions and conditional tender provisions. The Company will return at its expense all other shares, including shares tendered at prices greater than the Purchase Price and not properly withdrawn and shares not purchased because of proration or conditional tenders, promptly following the Expiration Date.

        The undersigned hereby represents and warrants that the undersigned:

        (1)   has a net long position in shares at least equal to the number of shares being tendered;

        (2)   has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

        (3)   will, upon request, execute and deliver all additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

        The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the tender offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges that under no circumstances will the Company pay interest on the Purchase Price.

        The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

        Unless otherwise indicated under "Special Payment Instructions," please issue the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

        The undersigned recognizes that the Company has no obligation, pursuant to the "Special Payment Instructions," to transfer any shares from the name of the registered holder(s) thereof, if the Company does not accept for payment any of the shares so tendered.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

 INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1.
Guarantee of Signatures.

        Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on this Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. See Instruction 9. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 7.

2.
Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedure.

        You should use this Letter of Transmittal only if you are forwarding certificates with this Letter of Transmittal pursuant to the procedures set forth in Section 3 of the Offer to Purchase. In order for you to properly tender shares, certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary's account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal or an Agent's Message in connection with book-entry transfer and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

        Agent's Message.    The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against them.

        Guaranteed Delivery.    If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

        (a)   such tender must be made by or through an Eligible Institution;

        (b)   a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company must be received by the Depositary by the Expiration Date, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

        (c)   the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees or an Agent's Message and any other documents required by this Letter of Transmittal, must be received by the Depositary within three NASDAQ Global Select Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

        The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        Except as specifically permitted by Section 6 of the Offer to Purchase, the Company will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.

3.
Inadequate Space.

        If the space provided in the box captioned "Description of Shares Tendered" is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.

4.
Partial Tenders (Not applicable to stockholders who tender by book-entry transfer).

        If you wish to tender fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled "Number of Shares Tendered." In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares will be returned or credited without expense to the stockholder.

5.
Indication of Price at Which Shares are Being Tendered.

        For shares to be properly tendered, the stockholder MUST either (1) check the box indicating the price per share at which such stockholder is tendering shares under the section captioned "Shares Tendered at Price Determined by Stockholder" or (2) check the box in the section captioned "Shares Tendered at Price Determined Pursuant to the Tender Offer" in order to maximize the chance of having the Company purchase the shares tendered (subject to the proration and priority provisions). For purposes of determining the Purchase Price, shares that are tendered by stockholders agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $19.60 per share. Selecting option (1) could result in none of the stockholder's tendered shares being purchased if the Purchase Price for the shares turns out to be less than the price selected by the stockholder. Selecting option (2) may lower the Purchase Price paid for shares in the tender offer and could result in the stockholder receiving the minimum price of $19.60 per share. Only one box under (1) or (2) may be checked. If more than one box is checked, or if no box is checked, there is no proper tender of shares. A stockholder wishing to tender portions of such stockholder's share holdings at different prices must complete a separate Letter of Transmittal for each price at which such stockholder wishes to tender each such portion of such stockholder's shares. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

6.
Odd Lots.

        As described in Section 1 of the Offer to Purchase, if the Company purchases less than all shares tendered and not withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares. Even if you otherwise qualify for the "odd lot" preferential treatment, you will not receive such preferential treatment unless you complete the box captioned "Odd Lots."

7.
Signatures on Letter of Transmittal; Stock Powers and Endorsements.

        (a)    Exact Signatures.    If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

        (b)    Joint Holders.    If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

        (c)    Different Names on Certificates.    If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

        (d)    Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

8.
Stock Transfer Taxes.

        Except as provided in this Instruction 8, the Company will pay any stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the tender offer. If, however, payment of the Purchase Price is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of a person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

9.
Special Payment and Delivery Instructions.

        If the check for the Purchase Price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned "Special Delivery Instructions" and/or "Special Payment Instructions" on this Letter of Transmittal should be completed. Transfer taxes may be apply if either the box captioned "Special Delivery Instructions" or "Special Payment Instructions" on this Letter of Transmittal is completed. See Instruction 8.

10.
Backup Withholding.

        Under U.S. federal income tax laws, the Depositary may be required to withhold a portion (currently, 28%) of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Depositary with such stockholder's or payee's correct taxpayer identification number ("TIN") and certify that such stockholder or payee is not subject to such backup withholding by completing the attached Form W-9. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate Form W-8. A Form W-8 may be obtained from the Depositary or downloaded from the Internal Revenue Service's website at the following address: http://www.irs.gov. Failure to complete the Form W-9 or the appropriate Form W-8 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion (currently, 28%) of the amount of any payments made of the Purchase Price pursuant to the Offer.

11.
Irregularities.

        The Company will determine all questions as to Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. The Company reserves the right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any defect or irregularity in the tender of any particular shares. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Dealer Manager/Information Agent, the Depositary (as the foregoing are defined in the Offer to Purchase) or any other person is or will be under any duty to give notification of any defect or irregularity in tenders, and none of them will incur any liability for failure to give any such notice.

12.
Requests for Assistance or Additional Copies.

        Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Dealer Manager/Information Agent at its address and telephone number set forth below.

13.
Lost, Stolen, Destroyed or Mutilated Certificates.

        If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call American Stock Transfer & Trust Company, LLC, as Transfer Agent, at (800) 937-5449 regarding the requirements for replacement at the address set forth on the cover page of this Letter of Transmittal. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

14.
Conditional Tenders.

        As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender, you must indicate this in the box captioned "Conditional Tender" in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

        As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, the Company will limit its purchase in each case to the designated minimum number of shares.

        All tendered shares will be deemed unconditionally tendered unless the "Conditional Tender" box is completed. If you are an "odd lot" holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. Each stockholder is urged to consult his, her or its own tax advisor.

        This Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 12:00 midnight, New York City time, on the Expiration Date, or the tendering stockholder must comply with the procedures for guaranteed delivery.

The Dealer Manager and Information Agent for the Tender Offer is:

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor
New York, NY 10019
877-892-9475
10:00 a.m. - 4:00 p.m., Monday through Friday

Additional Information if Shares Have Been Lost, Stolen, Destroyed or Mutilated, Are Being Delivered By Book-Entry Transfer or Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

  ☐
  Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Stockholder(s)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution that Guaranteed Delivery

If any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call American Stock Transfer & Trust Company, LLC, as Transfer Agent, at (800) 937-5449, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 13.

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Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name(s) of Tendering Institution(s)

Account No.

Transaction Code No.

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INSTRUCTIONS Forming Part of the Terms and Conditions of the Tender Offer
The Dealer Manager and Information Agent for the Tender Offer is: Keefe, Bruyette & Woods, Inc.